Exhibit 99.1

Coya Therapeutics Announces $10.0 Million Private Placement

-  Majority of investors in offering are existing institutional stockholders of Coya

HOUSTON, TX, October 22, 2024 / Coya Therapeutics, Inc. (Nasdaq:COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics and cell therapies intended to enhance the function of regulatory T cells (“Tregs”), announced today that it has entered into definitive securities purchase agreements for the purchase and sale of an aggregate of 1,379,314 shares of its common stock in a private placement at a price of $7.25 per share. The offering is expected to close on or about October 23, 2024, subject to the satisfaction of customary closing conditions. The majority of investors in the offering are existing institutional stockholders of the Company.

BTIG, LLC is acting as the lead placement agent and Allele Capital Partners, LLC, through its executing broker-dealer, Wilmington Capital Securities, LLC, and Chardan Capital Markets LLC are acting as co-placement agents for the offering.

The gross proceeds to the Company from the private placement are expected to be approximately $10.0 million, before deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds for general corporate purposes, including general and administrative expenses, working capital and to support preclinical, clinical and regulatory activities related to the Company’s existing and future product candidate pipeline.

The offer and sale of the securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the securities to be issued in the offering no later than 30 days following the date of the definitive agreements and to have the registration statement declared effective no later than 75 days following the date of the definitive agreements in the event of a “full review” by the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to a sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” “will,” or similar words and expressions of the future. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the offering and the use of proceeds from the offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s Form 10-K for the year ended December 31, 2023 and Forms 10-Q for the quarters ended March 31, 2024, and June 30, 2024.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

David Snyder

david@coyatherapeutics.com

CORE IR

Bret Shapiro

brets@coreir.com

561-479-8566

Media Contacts

For Coya Therapeutics:

Kati Waldenburg

media@coyatherapeutics.com

212-655-0924